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                                                                       EXHIBIT n


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 30, 2001 in the Registration Statement
(Form N-2) of the Nuveen Virginia Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-72310) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10523).



                                                               ERNST & YOUNG LLP


Chicago, Illinois
December 27, 2001